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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d)

                     OF THE SECURITIES EXCHANGE ACT OF 1934

                        Date of Report: October 31, 2002

                            CALLOWAY'S NURSERY, INC.

             (Exact name of registrant as specified in its charter)

                                      Texas

         (State or other jurisdiction of incorporation or organization)

                                     0-19305

                            (Commission File Number)

                                   75-2092519

                      (IRS Employer Identification Number)

                         4200 Airport Freeway, Suite 200

                          Fort Worth, Texas 76106-1911

          (Address of principal executive offices, including zip code)

                                  817.222.1122

              (Registrant's telephone number, including area code)



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Item 5. OTHER EVENTS

The Company received a letter dated October 24, 2002 from NASDAQ indicating that the Company's common stock has closed below the minimum $1.00 per share requirement for continued inclusion under Marketplace Rule 4310(c)(4), and that the Company will be provided 180 calendar days, or until April 22, 2003, to regain compliance. If compliance with the aforementioned rule cannot be demonstrated by April 22, 2003, the NASDAQ will determine whether the Company meets the initial listing criteria for the NASDAQ SmallCap Market under Marketplace Rule 4310(c)(2)(A). If it meets the initial listing criteria, the Company will be granted an additional 180 calendar day grace period to demonstrate compliance. The Company believes that it currently does meet the aforementioned initial listing criteria.


                                    CALLOWAY'S NURSERY, INC.

                                    By: /s/ James C. Estill
                                    James C. Estill
                                    President and Chief Executive Officer

                                    By: /s/ Daniel G. Reynolds
                                    Daniel G. Reynolds
                                    Vice President and Chief Financial Officer